SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                 August 17, 2001
                                (Date of report)


                              IDIAL NETWORKS, INC.
             (Exact Name of Registrant as Specified in its Charter)

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
NEVADA                              000-24962                        75-2863583
(State of Incorporation)   (Commission File Number)               (IRS Employer ID)
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                         16990 Dallas Parkway Suite #106
                                Dallas, TX 75248
                    (Address of principle executive offices)


                                  972-818-1058
              (Registrant's telephone number, including area code)




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ITEM 4.1

     Change in Registrant's Certifying Accountant - Ehrhardt Keefe Steiner & Hottman PC

         On September 30, 1999, iDial Networks, Inc. (f/k/a/ Desert Springs Acquisition Corp.) ("iDial" or the "Company") dismissed its former independent auditor, Crouch, Bierwolf & Chisholm, CPA, based on that such action was in the best interests of the Comapny. Effective as of that date, the Company engaged Ehrhardt Keefe Steiner & Hottman PC ("EKS&H") as its new independent auditor.

         From 1995 to the nine months ended September 30, 1999, the Company and Crouch, Bierwolf & Chisholm had no disagreements on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Crouch, Bierwolf & Chisholm, would have caused it to make reference to the subject matter of the disagreement in connection with any report or opinion it might have issued. Furthermore, neither of Crouch, Bierwolf & Chisholm's reports on the Company's financial statements contained an adverse opinion, disclaimer of opinion, or modification or qualification of opinion.

ITEM 4.2

Change in Registrant's Certifying Accountant - Kenneth Leiberman CPA, PA

         On March 16, 2001, iDial Networks, Inc. ("iDial" or the "Company") dismissed its former independent auditor, Ehrhardt Keefe Steiner & Hottman PC ("EKS&H"). On January 21, 2001, the Company engaged Kenneth Lieberman CPA, PA as its new independent auditor.

         For 1999 and up until the nine months ended September 30, 2000, the Company and EKS&H had no disagreements on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreement, if not resolved to the satisfaction of EKS&H, would have caused it to make reference to the subject matter of the disagreement in connection with any report or opinion it might have issued. Furthermore, neither of EKS&H's reports on the Company's financial statements contained an adverse opinion, disclaimer of opinion, or modification or qualification of opinion.

ITEM 7(c).  Exhibits.
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Exhibit 16.1      Letter from Crouch, Bierwolf & Chisholm, dated August 16, 2001.
Exhibit 16.2      Letter from Ehrhardt Keefe Steiner & Hottman PC, dated August 14, 2001.
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                                    SIGNATURE

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

                                                            IDIAL NETWORKS, INC.
                                                                (Registrant)



                                                            /s/ Mark T. Wood
                                                            By: Mark T. Wood
                                                                Chairman and CEO